UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2007
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	33-1117834 (IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(212) 896-1255
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 16, 2007, Global Traffic Network, Inc. (the “Company”) entered into severance agreement with Kenneth A. Casseri pursuant to which Mr. Casseri resigned as an officer of Canadian Traffic Network ULC, effective immediately, and as an employee of the Company effective January 31, 2007. Prior to execution of the agreement, Mr. Casseri served as President of Canadian Traffic Network ULC, an indirect wholly-owned subsidiary of the Company that conducts the Company’s Canadian operations.
     Under the severance agreement, the Company will continue to pay Mr. Casseri his regular salary through January 31, 2007 and will pay Mr. Casseri a one-time $150,000 cash severance payment on February 1, 2007. In addition, the Company will reimburse Mr. Casseri for his automobile lease payments during the current term of his automobile lease. In connection with entering into the severance agreement, Mr. Casseri agreed to increase the term of his current non-competition agreement with the Company, which will now extend until January 31, 2009.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: January 22, 2007	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and
Chief Financial Officer